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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                      FORM 8-K
                                   CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                          Commission File No. 1-10951
                                October 13, 1994










                          FEDERATED DEPARTMENT STORES, INC.
                                7 West Seventh Street
                               Cincinnati, Ohio 45202
                                   (513) 579-7000











     Incorporated in Delaware                        I.R.S. No. 31-0513863









                             Exhibit Index on Page 4

                                 Page 1 of __ Pages


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Item 5.  Other Events.
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         On October 13, 1994, Federated Department Stores, Inc. (the
"Company") and R.H. Macy & Co., Inc. and certain of its subsidiaries (collectively, the "Macy's Debtors") informally submitted a draft of an amended disclosure statement (the "Disclosure Statement") to the bankruptcy court in the Macy's Debtors' Chapter 11 reorganization cases. The draft is subject to further revisions. The Disclosure Statement describes, among other things, a joint plan of reorganization of the Macy's Debtors which contemplates the merger of the Company and R.H. Macy & Co., Inc. A copy of the draft Disclosure Statement is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.


         The Company does not publish its business plans or projections in the ordinary course of business. The Company has filed the draft Disclosure Statement as an Exhibit hereto because it was provided to the bankruptcy court and to certain creditors of the Macy's Debtors in connection with the Macy's Debtors' reorganization proceedings. The Company refers to the limitations and qualifications included in the draft Disclosure Statement under the caption "The Combined Company--Certain Projected Financial Information" with respect to the projections contained therein and notes that all information is subject to change, whether as a result of amendments to the plan of reorganization of the Macy's Debtors, as a result of actions of third parties, or otherwise.


Item 7.  Financial Statements, Pro Forma Financial Information
and      -----------------------------------------------------
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         Exhibits.
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         99.1 Disclosure Statement



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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of
1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FEDERATED DEPARTMENT STORES, INC.


Dated:    October 13, 1994             By: /s/ DENNIS J. BRODERICK
                                           ------------------------
                                           Senior Vice President


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                             INDEX TO EXHIBITS
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EXHIBIT
NO.                             DESCRIPTION                         PAGE NO.
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99.1          Disclosure Statement